Exhibit 99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Investment Corporation (the “Investment Corp.”) on Form N-CSR for the semi-annual period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John R. Greed, Chairman of the Board, President and Chief Executive Officer of the Investment Corp., certify that:

1.                    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Investment Corp. for the period ended June 30, 2013.

Dated: September 5, 2013

/s/ JOHN R. GREED
John R. Greed
Chairman of the Board,
President and Chief Executive Officer of
Mutual of America Investment Corporation

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Investment Corporation (the “Investment Corp.”) on Form N-CSR for the semi-annual period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George L. Medlin, Executive Vice President, Chief Financial Officer and Treasurer of the Investment Corporation, certify that:

1.                    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Investment Corp. for the period ended June 30, 2013.

Dated: September 5, 2013

/s/ GEORGE L. MEDLIN
George L. Medlin
Executive Vice President,
Chief Financial Officer and Treasurer of
Mutual of America Investment Corporation